Exhibit 99.2
Execution Copy

March 30, 2009
SHARE PURCHASE AGREEMENT
relating to
PARAMAX INTERNATIONAL INC.
between
YING TANG
(as Seller)
and
RESEARCH PHARMACEUTICAL SERVICES NETHERLANDS B.V.
(as Purchaser)

THIS SHARE PURCHASE AGREEMENT is made on March 30, 2009
BETWEEN:
(1)	Ying Tang, a citizen of the PRC with the personal information set out in Schedule 1 (the “Seller”); and

(2)	ReSearch Pharmaceutical Services Netherlands B.V., a company incorporated under the laws of the Netherlands whose registered office is at Strawinskylaan 3105 Atrium, 1077ZX Amsterdam 96550 (the “Purchaser”).
WHEREAS:
(A)	Particulars of the Company (as defined in Clause 1) and of the WFOE (as defined in Clause 1) are set out in Schedule 1(a).

(B)	The Seller has agreed to sell and the Purchaser has agreed to purchase the Sale Shares (as defined in Clause 1) on the terms and subject to the conditions of this Agreement.
IT IS AGREED:
1.	INTERPRETATION

1.1	In this Agreement:

“Business”	means the contract research organization (CRO) business carried on by the Group;

“Business Day”	means a day (other than a Saturday or Sunday) when commercial banks are open for ordinary banking business in the PRC and the United States;

“Business Information”	means study protocols, investigator brochures, case report forms, clinical data, other data, drawings, formulae, test results, reports, project reports and testing, operation and research procedures, shop practices, instruction and training manuals, tables of operating conditions, market forecasts, specifications, data, quotations, tables, lists and particulars of customers and suppliers, marketing methods and procedures, technical literature and brochures and any other technical, industrial and commercial information and techniques in any tangible form (including, but not limited to paper, electronically stored data, magnetic media, microfiche, film and microfilm);

“BVI”	means the British Virgin Islands;

“Claim”	has the meaning set out in paragraph 5 of Schedule 4.

“Company”	means Paramax International Inc., a company limited by shares and incorporated in BVI as a BVI Business

Company pursuant to the BVI Business Companies Act 2004 (as amended), further details of which are set out in Part 1 of Schedule 1(a);

“Completion”	means completion of the sale and purchase of the Sale Shares;

“Completion Date”	means May 23, 2009 provided that if the Conditions shall not have been satisfied or waived on or before such date, 2 Business Days after the day on which the last of the Conditions has been satisfied or waived or such other date as the Parties agree in writing, but in any event no later than the Long Stop Date;

“Conditions”	has the meaning set out in Clause 3.1;

“Consideration”	means (i) the cash consideration payable for the Sale Shares and (ii) the RPS Consideration Shares payable for the Sale Shares;

“Disclosure Schedule”	has the meaning given in Clause 7.5;

“Domain Names”	means the domain names the subject of the Domain Names Transfer Agreement;

“Domain Name Transfer Agreement”	means the Domain Name Transfer Agreement in the form of Schedule 2.2;

“Employee Benefit Plan”	means any bonus, incentive or deferred compensation, employee loans, pension, statutory social welfare funds, housing funds, profit sharing, severance, retention, change of control, stock option, employee, stock purchase, other equity-based performance or other employee or retiree benefit or compensation plan, agreement or arrangement that provides benefits or compensation in respect of any current or former employee, and to which any Group Company is or has been obligated or required to contribute or is or was bound under applicable laws or regulations or under any other written or oral agreement;

“Encumbrance”	means any pledge, charge, lien, mortgage, debenture, hypothecation, security interest, pre-emption right, option and any other encumbrance or third party right or claim of any kind;

“Employment Agreement”	means the employment agreement to be entered into by and between the WFOE and the Seller;

“Escrow Agent”	means JPMorgan Chase Bank, National Association;

“Escrow Agreement”	means the agreement whereby the Escrow Agent agrees to hold the RPS Consideration Shares in escrow, in the form of Schedule 4.2.2;

“Escrow Shares”	has the meaning given in Clause 4.2.2;

“Group”	means the Seller, the Company, and the WFOE and the expression “Group Company” shall be construed accordingly;

“Intellectual Property”	means patents, utility models, trade marks, service marks, trade and business names, registered designs, design rights, copyright and neighbouring rights, database rights, domain names, semi-conductor topography rights and rights in Business Information, inventions, software, trade secrets, processes, confidential information of all kinds and other similar proprietary rights which may subsist in any part of the world and whether registered or not, including, where such rights are obtained or enhanced by registration, any registration of such rights and rights to apply for such registrations;

“Key Employees”	means those employees listed on Schedule 1(c);

“Leased Property”	means the premises currently owned, used or occupied in relation to the Business;

“Liabilities”	means any and all debts, liabilities, commitments, claims, allegations, demands and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability);

“Long Stop Date”	means June 30, 2009 or such other date as the Parties may agree in writing;

“Loss” or “Losses”	means any and all losses, Liabilities, actions and claims including charges, costs, damages, fines, penalties, interest and all legal and other professional fees and expenses including, in each case, all related Taxes;

“Material Adverse Effect”	means any material adverse change in or effect on the business, assets, Liabilities, condition (financial or otherwise), prospects and/or results of operations of any Group Company or on the Group as a whole;

“Party”	means a party to this Agreement;

“Permit”	means: a permit, licence, consent, approval, certificate, qualification, specification, registration or other authorisation; or

a filing of a notification, report or assessment, from or to any administrative or governmental authority in each case necessary for the effective operation of any Group Company’s business, its ownership, possession, occupation or use of an asset or the execution or performance of this Agreement;

“PRC”	means the People’s Republic of China, excluding for purposes of this Agreement, the Hong Kong and Macau Special Administrative Regions, and the territory of Taiwan;

“PRC GAAP”	means generally accepted accounting principles in the PRC as in accordance with the requirements of the Accounting Standards for Business Enterprises and the Accounting System for Business Enterprises applied in PRC, as applied consistently by the WFOE;

“Purchaser Group”	means the Purchaser and its affiliates;

“Registered Intellectual Property”	means patents, trademarks and service marks, registered designs, domain name registrations (and applications for any of the same), owned, used or held for use by a Group Company;

“RMB” or “Renminbi”	means the lawful currency of the PRC;

“RPS”	means ReSearch Pharmaceutical Services, Inc., a company incorporated under the laws of Delaware, the United States of America;

“RPS Consideration Shares”	means 530,973 unregistered shares of common stock of RPS;

“Sale Shares”	means 50,000 Shares, which represents 100% of the issued and outstanding Shares of the Company;

“Services Agreement”	means the Master Services Agreement between the Company and RPS dated the date hereof;

“Shares”	means the ordinary shares, par value US$1.00 in the share capital of the Company;

“Share Value”	has the meaning given in Schedule 4;

“Share Waivers”	means the Consent and Waivers attached as Schedule 1(b);

“Tax” or “Taxation”	means and includes all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, customs, duties, contributions and levies, including social insurance contributions, withholdings and deductions, in each case whether of the PRC, Hong Kong, the British Virgin Islands or elsewhere and whenever imposed and all related penalties, charges, costs and interest;

“Tax Warranties”	means the warranties set forth in paragraph 16 of Schedule 11;

“Taxation Authority”	means any national, local municipal, governmental, state, federal or other authority competent to impose Taxation whether in the PRC, the British Virgin Islands or elsewhere;

“Transactions”	means the sale and purchase of the Sale Shares as contemplated by this Agreement, and any other transactions contemplated by the Transaction Documents;

“Transaction Documents”	means this Agreement, the Employment Agreement, the Share Waivers, the Domain Name Transfer Agreement, the Services Agreement and any other documents or certificates in connection therewith or referenced therein and “Transaction Document” shall mean any one of them;

“United States” or “U.S.”	means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

“U.S. Person”	means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates, or trusts;

“U.S. Securities Act” or “Act”	means the United States Securities Act of 1933, as amended;

“U.S. GAAP”	means the generally accepted accounting principles as consistently applied in the United States;

“Warranties”	means the representations and warranties referred to in Clause 7 and set out in Schedule 11 and “Warranty” shall mean any one of them; and

“WFOE”	means Paramax International (Beijing) Inc., the particulars of which are set out in Part 2 of Schedule 1(a).
1.2	In this Agreement, unless the context otherwise requires:
(i)	any reference to “writing” or “written” means any method of reproducing words in a legible and non-transitory form (excluding, for the avoidance of doubt, email);

(ii)	references to “include” or “including” are to be construed without limitation;

(iii)	references to a “company” include any company, corporation or other body corporate wherever and however incorporated or established;

(iv)	references to a “person” include any individual, company, partnership, joint venture, firm, association, trust and any governmental or regulatory authority;

(v)	the table of contents and headings are inserted for convenience only and do not affect the construction of this Agreement;

(vi)	words in the singular include the plural and vice versa and a reference to any gender includes all other genders;

(vii)	the expressions “ordinary course of business” or “business in the ordinary course” mean the ordinary and usual course of business of the relevant Group Company, consistent in all respects (including nature and scope) with the prior practice of such Group Company to the extent the relevant Group Company complies with applicable laws and regulations; and

(viii)	the expression “in the agreed terms” means in a form agreed between the Purchaser and the Seller.

1.3	References to Clauses, paragraphs and Schedules are to clauses and paragraphs of and schedules to, this Agreement. The Schedules to this Agreement are incorporated into and form an integral part of this Agreement.

2.	SALE AND PURCHASE

2.1	At Completion the Seller shall sell, as legal owner, and the Purchaser shall purchase the Sale Shares free from all Encumbrances, with all rights now or in the future attaching to it (including the right to receive all dividends, distributions or any return of capital, made or paid on or after Completion) on the terms and subject to the conditions of this Agreement.

2.2	The Seller hereby waives and shall procure the waiver of any restrictions on transfer (including all pre-emption rights) which may exist in relation to the Sale Shares.

3.	CONDITIONS

3.1	Completion of the sale and purchase of the Sale Shares is in all respects conditional upon the satisfaction (or waiver, as the case may be) of those matters set out in Schedule 3 (the “Conditions”).

3.2	The Seller shall use her best endeavours to procure the fulfilment of the Conditions set out in Schedule 3 as soon as possible and in any event prior to the Long Stop Date.

3.3	The Purchaser may waive in whole or in part all or any of the Conditions.

3.4	The Seller shall provide all such assistance and co-operation (including the provision of information) in connection with the fulfilment of the Conditions that the Purchaser may require immediately on being requested to do so.

3.5	The Seller undertakes to notify the Purchaser in writing of anything which will or may prevent any of the Conditions from being satisfied on or before the Long Stop Date immediately upon it coming to her attention.

3.6	If any of the Conditions are not fulfilled or waived on or before the Long Stop Date, the Purchaser shall be entitled to treat this Agreement as terminated.

3.7	If this Agreement is terminated in accordance with Clause 3.6 the rights and obligations of the Parties under this Agreement shall cease save in respect of antecedent breaches or as otherwise specified in this Agreement.

4.	CONSIDERATION

4.1	The Consideration for the sale and purchase of the Sale Shares shall be:
(a)	US$1,000,000 (one million U.S. dollars) less any “Service Fees” paid to any member of the Group pursuant to the Services Agreement; and

(b)	the RPS Consideration Shares;
each of which shall be paid as set out in Clause 4.2.

4.2	The Consideration shall be satisfied in the following manner on Completion:
4.2.1	The cash portion of the Consideration shall be paid on Completion to the Seller’s designated bank account, the details of which is set out in Schedule 4.2.1; and

4.2.2	The Purchaser shall cause the deposit of RPS Consideration Shares (the “Escrow Shares”) with the Escrow Agent on Completion to hold in escrow in accordance with Schedule 4 and the Escrow Agreement.
4.3	The Seller acknowledges and agrees that she will hold the RPS Consideration Shares which are to be transferred to her pursuant to this Agreement, that such RPS Consideration Shares shall not be sold or otherwise disposed of except in accordance with Schedule 4.3, and that she will ensure that any permitted transferee of such RPS Consideration Shares shall agree to also hold such shares in accordance with Schedule 4.3.

5.	PRE-COMPLETION OBLIGATIONS

5.1	The Seller shall procure that between the date of this Agreement and up to and including Completion the Business will be conducted in the ordinary course and that, in the absence of the prior written consent of the Purchaser, the Seller shall not, and shall ensure that the Company and the WFOE will not, do or agree to do anything which is not of a routine and unimportant nature including:
(a)	make any payment or transfer to any member of the Group of any nature or create any obligation between or among any Group members;

(b)	modify or terminate any existing contract or enter into any contract material to the Business or which is unusual or onerous;

(c)	purchase or dispose of any asset having a value in excess of RMB10,000

(d)	make any payment in excess of RMB10,000 unless documented and in the ordinary course of business;

(e)	borrow money or incur any indebtedness;

(f)	grant any loan or make a capital contribution to any person or grant any advance to any person;

(g)	create any Encumbrance or give any guarantees or indemnities;

(h)	institute or settle any legal proceedings;

(i)	declare, make or pay any distributions or dividends;

(j)	create, allot or issue any shares or other securities or allow any contribution to the registered capital of any member of the Group;

(k)	create, issue, redeem or grant any option or right to subscribe in respect of any share or registered capital of any member of the Group;

(l)	reduce any share or registered capital of any member of the Group, or purchase or redeem any share or registered capital of any member of the Group;

(m)	acquire any share or other interest in any person or other venture or acquire any business carried on by any person;

(n)	make any material change in the nature or organisation of the Business or the shareholding structure of the Group or discontinue or cease to operate all or a part of the Business;

(o)	amend the memorandum or articles of association or business license (if applicable) of any member of the Group, adopt further regulations or pass resolutions which are inconsistent with its memorandum or articles of association;

(p)	make any change to the accounting procedures, policies or treatment by reference to which its accounts or other financial statements are prepared;

(q)	change the financial year end of any member of the Group;

(r)	make any Tax election or settle or compromise any liability for Tax or commit or fail to commit any act that would result in a violation of the Tax Warranties;

(s)	appoint, employ or offer to appoint or employ any person or make any variation to the terms and conditions of employment or any employee, agree or implement any new Employee Benefit Plan or amend such plan, discontinue or amend any retirement benefit arrangement, conclude any new collective agreement with any trade union or amend any such existing agreement;

(t)	dismiss any employee or, directly or indirectly, induce or attempt to induce any employee to terminate his or her employment;

(u)	create any Encumbrance over any of the assets of the Group or over the Sale Shares or give any guarantees or indemnities;

(v)	grant, modify or terminate any rights or entering into any agreement relating to the Registered Intellectual Property or do or omit to do anything to jeopardise the validity or enforceability of the Registered Intellectual Property, including the non-payment of any application, search, maintenance or other official fees;

(w)	fail to take any action to maintain in force any of insurance policies relating to the Business or any of the assets of the Group or do anything to make any such policy of insurance void or voidable or reduce the level of insurance cover provided;

(x)	enter into, modify or terminate any lease agreement in respect of or affecting the Leased Property; or

(y)	pass or vote in favor of any resolutions in relation to the above in general meeting or by way of written resolution;

5.2	The Seller shall cause the WFOE and the Company to comply with the terms of the Services Agreement.

5.3	The Seller shall cooperate fully with the Purchaser and the Purchaser’s counsel in fulfilling the Conditions and will not present or file any documentation or applications (or allow the Company or the WFOE to present or file and documentation or applications) with any PRC governmental authorities until such documentation has been reviewed and approved by the Purchaser. The Seller will take all such steps as are necessary or advisable to comply with PRC laws and regulations.

5.4	The Seller will provide the Purchaser with up-to-date bank statements for all bank accounts in the name of the Company or the WFOE immediately following the execution and delivery of this Agreement.

5.5	From the date hereof, the Seller and Purchaser will work together to identify a candidate for the position of financial controller of the WFOE. Between the date hereof and Completion, the Seller will cause the WFOE to take all steps necessary to hire a candidate selected by the Purchaser. Such financial controller will report directly to the Purchaser.

6.	COMPLETION

6.1	Completion shall take place on the Completion Date at the offices of White & Case LLP in Beijing or at such other place as is agreed by the Seller and the Purchaser.

6.2	At Completion the Seller shall undertake those actions listed in Part 1 of Schedule 6.

6.3	At Completion the Purchaser shall undertake those actions listed in Part 2 of Schedule 6.

6.4	If Clause 6.2 is not complied with at Completion the Purchaser shall not be obliged to complete the Transaction and may:
6.4.1	defer Completion (with the provisions of this Clause 6 applying to Completion as so deferred);

6.4.2	proceed to Completion as far as practicable (without limiting its rights and remedies under this Agreement); or

6.4.3	treat this Agreement as terminated for breach of condition (without limiting its rights and remedies under this Agreement).
6.5	Subject to Schedule 12, the Seller undertakes to indemnify and keep the Purchaser indemnified against all Losses which it may suffer or incur as a result of any document delivered to it being unauthorised or otherwise ineffective.

6.6	Termination of this Agreement by the Purchaser under Clause 6.4.3 shall not prejudice Seller’s rights to claim damages for any prior breaches by Purchaser exercising the right of termination.

7.	SELLER’S WARRANTIES

7.1	The Seller has delivered the due diligence materials to the Purchaser listed on Schedule 11.1 which the Purchaser has reviewed; provided, however, that the Purchaser and the Seller acknowledge and agree that the Purchaser does not waive any of its rights under this Agreement because of such review.

7.2	Subject to Schedule 12, the Seller represents and warrants to the Purchaser that each of the Warranties is true and accurate and not misleading at all times up to and including Completion.

7.3	The Seller acknowledges that the Purchaser is entering into this Agreement on the basis of and in reliance upon the Warranties.

7.4	Each of the Warranties shall be separate and independent and (unless expressly provided otherwise) shall not be limited by reference to any other Warranty or by anything in this Agreement.

7.5	The Purchaser shall be entitled to claim that any of the Warranties has been breached notwithstanding that the Purchaser knew or could have discovered the fact of such breach or inaccuracy, except as set forth in the Disclosure Schedule attached to this Agreement as Schedule 11.5 (the “Disclosure Schedule”).

7.6	Subject to Schedule 12 and without restricting the rights of the Purchaser or its ability to claim damages on any basis, in the event that any of the Warranties is breached or is misleading the Seller covenants to pay on demand by way of indemnity to the Purchaser or, at the Purchaser’s direction, the relevant Purchaser Group member, an amount equal to the aggregate of:
(a)	the amounts by which the value of all assets, contracts and profits of any Purchaser Group member are reduced;

(b)	the amount of any Liability or increase in Liability of any Purchaser Group member and any Losses that such Purchaser Group member may incur or have incurred; and

(c)	the amount equal to all costs and expenses incurred by the Purchaser and any Purchaser Group member.
7.7	Warranties qualified by the knowledge, belief or awareness of the Seller shall be deemed to include any knowledge, belief or awareness of the Seller having made all due and careful enquiries.

7.8	The Liability of the Seller in respect of a claim under the Agreement shall be limited as provided in Schedule 12.

8.	INDEMNITIES

8.1	Subject to Schedule 12, the Seller shall indemnify and keep the Purchaser Group indemnified against all Losses which they may suffer or incur arising from any of the following matters:

(a)	any Liability for Taxes on a Group Company or Seller resulting from or by reference to any transaction on or before Completion (including the Transactions), or from or by reference to any income, profits or gains earned, accrued or received on or before Completion, whether alone or in conjunction with other circumstances, including any Liability for Taxes that would not have been payable had there been no breach of any of the Warranties relating to Tax matters including without limitation any Liability for any of the following:
(i)	any Taxes relating to sales revenues of any of the Group Companies;

(ii)	any value-added tax of any of the Group Companies;

(iii)	any stamp duties of any of the Group Companies;

(iv)	any foreign enterprise income tax on cost of goods, sales or intercompany transactions involving any of the Group Companies;

(v)	any Taxes resulting from bonuses and any other form of employees’ compensation paid to employees of any of the Group Companies for individual income tax purposes;

(vi)	any housing fund contributions for any of the Group Companies’ employees;

(vii)	any tax incurred as a result of any transactions by and between the Group Companies;

(viii)	any withholding obligations on the part of the Purchaser Group for the consideration the Seller receives hereunder; or

(ix)	any social insurance contributions for any of the Group Companies’ employees;
(b)	any penalties or fees paid or payable by the Seller or any Group Company to any governmental authority due to a failure to make any required registrations or as a result of making incorrect registrations;

(c)	any use by any of the Group Companies of any unauthorised, unlicensed, pirated or otherwise illegal software other than as set forth in the Disclosure Schedule; and

(d)	any Liabilities of the Group arising prior to Completion other than those liabilities listed in Schedule 6.1 other than normal operating expenses no more than one month in arrears.
8.2	Seller shall make any payment under Clause 8.1 immediately on demand to the Purchaser or at the Purchaser’s direction.

8.3	The Purchaser shall indemnify and hold the Seller harmless against all Losses which the Seller may suffer or incur arising from any breach of any representation, warranty, obligation or covenant contained herein by the Purchaser.

9.	PURCHASER’S WARRANTIES

9.1	The Purchaser hereby warrants and represents to and undertake with the Seller that the warranties contained in this Clause 9 are true and accurate in all material aspects as at the date hereof and shall continue to be true and accurate in all material aspects as if they were deemed to be repeated on the Completion Date.

9.2	Incorporation and Authority
(a)	The Purchaser is a company duly incorporated and validly existing under the laws of the Netherlands.

(b)	The Purchaser has full power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party and all other documents executed by the Purchaser which are to be delivered at Completion, each of which constitutes (when executed) legal, valid and binding obligations of the Purchaser enforceable in accordance with its respective terms.

(c)	The execution, delivery and performance by the Purchaser of the Transaction Documents will not result in a breach of or constitute a default under (i) any provision of the memorandum or articles of association of the Purchaser; (ii) any order, judgment or decree of any court or governmental authority by which the Purchaser is bound; or (iii) any agreement or instrument to which the Purchaser is a party or by which it is bound.

(d)	The Purchaser is not and will not be required to give any notice to or make any filing with or obtain any permit, consent, waiver or other authorisation from any governmental or regulatory authority or other person in connection with the execution, delivery and performance of the Transaction Documents.
10.	BUSINESS INFORMATION

Without prejudice to any remedy of the Purchaser under the Warranties, if, at any time in the period of up to five (5) years after Completion, the Purchaser notifies the Seller, or the Seller becomes aware, that the Purchaser is not in possession of any Business Information that should have been transferred to it at Completion, or that any Registered Intellectual Property Rights were not assigned to the Purchaser at Completion but remain with the Seller, the Seller shall take all steps necessary to ensure that a copy of the Business Information is provided to the Purchaser and that the Registered Intellectual Property Rights are assigned to the Purchaser or as Purchaser directs without delay.

11.	CONFIDENTIALITY

11.1	Except as provided in Clause 1.3, the Seller undertakes that she shall treat as confidential the provisions of the Transaction Documents, the books and records of the Group, the Business Information and all information it has received or obtained relating to the Purchaser as a result of negotiating or entering into the Transaction Documents.

11.2	Except as provided in Clause 11.3 the Purchaser shall treat as confidential the provisions of the Transaction Documents.

11.3	A Party may disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent:
(a)	required by law or any securities exchange, regulatory or governmental body or Taxation Authority;

(b)	disclosed to its professional advisers (provided that such persons are required to treat such information as confidential); or

(c)	it comes into the public domain other than as a result of a breach by a Party of this Clause 11.3, provided that prior written notice of any confidential information to be disclosed pursuant to this Clause 11 shall be given to the other Parties.

11.4	The confidentiality restrictions in this Clause 11 shall continue to apply after Completion or the termination of this Agreement without limit in time.

12.	ANNOUNCEMENTS

12.1	Unless required by law, no announcement shall be made by any Party relating to the Transaction Documents without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

13.	ASSIGNMENT

This Agreement (together with any cause of action arising therefrom) may be assigned by the Purchaser to any member of the Purchaser Group or to its successor in title. The Seller shall not assign the benefit of, or declare an interest over, its rights under this Agreement without the prior written consent of the Purchaser. For the avoidance of doubt, this provision shall not prejudice the Seller’s rights under applicable laws and regulations.

14.	FURTHER ASSURANCE

14.1	The Seller and the Purchaser shall from time to time and at its respective cost do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things required by, and in a form satisfactory to, the other to give full effect to this Agreement and its respective rights, powers and remedies under this Agreement.

14.2	Without limiting the foregoing, following the Completion Date, the Seller shall, upon request from the Purchaser, RPS, and/or underwriter, cooperate fully in any public offering of RPS’ common stock, which cooperation shall include, without limitation, the preparation and execution of lock-up agreements, underwriting agreements, registration statements, questionnaires, and documents requested by regulatory authorities in connection with the public offering of RPS’ common stock, and any other customary documents related to an underwritten public offering of stock. Notwithstanding the foregoing, the Seller shall not be required to give any representations and warranties with respect to herself unless otherwise agreed.

15.	ENTIRE AGREEMENT

This Agreement, together with each other Transaction Document and any other documents referred to in the Agreement or any Transaction Document constitutes the whole agreement between the Parties and supersedes any previous arrangements or agreements between them relating to the sale and purchase of the Sale Shares.

16.	SEVERANCE AND VALIDITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such provision shall be deemed to be severed from this Agreement and the Parties shall use their best efforts to replace such provision with one having an effect as close as possible to the deficient provision.

17.	VARIATIONS

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of all the Parties.

18.	REMEDIES AND WAIVERS

18.1	No waiver of any right under this Agreement or any other Transaction Document shall be effective unless in writing. Unless expressly stated otherwise a waiver shall be effective only in the circumstances for which it is given.

18.2	No delay or omission by any Party in exercising any right or remedy provided by law or under this Agreement shall constitute a waiver of such right or remedy.

18.3	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

19.	EFFECT OF COMPLETION

The provisions of this Agreement and of the other Transaction Documents which remain to be performed following Completion shall continue in full force and effect notwithstanding Completion.

20.	PAYMENTS

20.1	Any amount payable by the Seller to the Purchaser or by the Purchaser to the Seller shall be made in full without set-off or counter-claim and free from any deduction or withholding whatsoever, except as required by law or as provided for under this Agreement.

20.2	If any deduction or withholding is required by law to be made from any payment in respect of a claim under and indemnity or guaranty under this Agreement or if the recipient is subject to Tax in respect of such payment, the payer shall increase the amount of the payment to the extent necessary to ensure that the net amount received and retained by the recipient (after taking into account all deductions, withholdings or Tax) is equal to the amount it would have received had the payment not been subject to any such deductions, withholdings or Tax.

20.3	Any amount payable under this Agreement shall be paid in U.S. dollars. The exchange rate to be used to calculate any payments to be made hereunder shall be the last exchange rate published by SAEC (Reuters) on the date prior to the relevant payment date.

21.	COSTS AND EXPENSES

21.1	Each Party shall pay its own costs and expenses in connection with the negotiation, preparation, translation, execution and performance of this Agreement and the other Transaction Documents.

22.	DEFAULT INTEREST

22.1	Any and all amounts which are due and payable under this Agreement shall be paid in US dollars and shall carry interest at the rate of 1% (one percent) per annum above the prime rate from time to time of The Hong Kong and Shanghai Banking Corporation Limited calculated on a daily basis and compounded quarterly for the period from the due date for payment up to and including the date of actual payment (both before and after any judgment).

23.	NOTICES

23.1	Any notice or other communication to be given under or in connection with this Agreement (the “Notice”) shall be in the English language in writing and signed by or on behalf of the Party giving it and marked for the attention of the relevant Party. A Notice may be delivered personally or sent by fax, pre-paid recorded delivery or international courier to the address (in the case of the Seller, including the address in the Chinese language) or fax number provided in Clause 23.3.

23.2	A Notice shall be deemed to have been received:
(a)	at the time of delivery if delivered personally;

(b)	at the time of transmission if sent by fax, provided that the sender receives confirmation of receipt;

(c)	seven (7) Business Days after the time and date of posting if sent by pre-paid recorded delivery; or

(d)	seven (7) Business Days after the time and date of posting if sent by international courier, provided that if deemed receipt of any Notice occurs after 6.00 p.m. or is not on a Business Day, deemed receipt of the Notice shall be 9.00 a.m. on the next Business Day. References to time in this Clause 23 are to local time in the country or territory of the addressee.

23.3	The addresses and fax numbers for service of Notice are:

Seller

Name:	Ying Tang
Address:	Room 7B11, West Wing, Hanwei Plaza, No.7 Guanghua Road, Chaoyang District, Beijing, P. R. China
Fax number:	8610 6561-0210

Purchaser

Name:	ReSearch Pharmaceutical Services Netherlands B.V.
Address:	Atrium 1077ZX Strawinskylaan 3105 Amsterdam 96550 The Netherlands
For the attention of:	Steven Bell and Daniel Perlman

with a copy to:

Name:	ReSearch Pharmaceutical Services, Inc.
Address:	520 Virginia Drive Ft. Washington, PA 19034 U.S.A.
For the attention of:	Steven Bell and Daniel Perlman
Fax number:	+1 484-533-2018
23.4	A Party shall notify the other Party of any change to its address in accordance with the provisions of this Clause 23 provided that such notification shall only be effective on the later of the date specified in the notification and five (5) Business Days after deemed receipt.

24.	COUNTERPARTS

This Agreement may be executed in counterparts and shall be effective when each Party has executed a counterpart. Each counterpart shall constitute an original of this Agreement.

25.	LANGUAGE

This Agreement is executed in the English language only and the English language version of this agreement shall be the sole version to rely on for purposes of interpretation of the rights and obligations of the Parties. If there are any other language versions, such versions shall be for reference only and shall have no binding effect.

26.	GOVERNING LAW AND SETTLEMENT OF DISPUTES

26.1	This Agreement, including any non-contractual obligations arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of England and Wales.

26.2	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof (the “Dispute”), shall be settled by arbitration under the UNCITRAL Arbitration Rules in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the date of this Agreement.
(a)	The place of arbitration shall be in Hong Kong at the Hong Kong International Arbitration Centre (HKIAC).

(b)	There shall be three arbitrators.

(c)	The arbitration proceedings shall be conducted in English language, provided that a Chinese translator will be available to translate the proceedings into Chinese.

(d)	The decision of the arbitrators shall be final, binding and conclusive upon the parties to the Dispute, their successors and permitted assigns, and they shall comply with such decision in good faith.

(e)	Each party to the Dispute submits itself to the jurisdiction of the courts where the award by the arbitrators is sought to be enforced. Notwithstanding the foregoing, judgment upon the award may be entered in Hong Kong, or any court having jurisdiction over the Parties or their assets.
26.3	During the period when a Dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF each Party has executed this Agreement, or caused this Agreement to be executed by its duly authorised representatives.

/s/ Ying Tang
YING TANG

RESEARCH PHARMACEUTICAL SERVICES NETHERLANDS B.V.
By:	/s/ Daniel M. Perlman
	Name:	Daniel M. Perlman